PROMISSORY NOTE

MAKER: Universal Bioenergy North America, Inc. January 26, 2007

AMOUNT: $1,650,000

FOR VALUE RECEIVED, the undersigned, **UNIVERSAL BIOENERGY NORTH AMERICA, INC.** ("Maker"), hereby promises to pay to the order of the **LACROIX INTERNATIONAL HOLDINGS, INC.**, ("Payee") in immediately available funds and in lawful coin or currency of the United States of America, which shall be legal tender for payment of all debts and dues, public and private, the principal sum of One Million Six Hundred Fifty Thousand ($1,650,000), together with interest from and after the date hereof on the unpaid outstanding principal balance at a fixed rate of interest per annum set forth below (the "Loan").

The following terms apply to this Promissory Note (this "Note"):

1. Interest. The outstanding principal shall bear interest at 6% per year (Six percentages per year) as of the month this Note is executed. Interest shall be computed on the per annum basis of a year of 365 or 366 days, as the case may be for the actual number of days (including the first day, but excluding the last day) elapsed.

2. Mandatory Payments of Principal and Interest. Unless accelerated pursuant to the terms hereof, the principal of this Note together with accrued and unpaid interest on the principal balance of this Note shall be due and payable as follows:

(a) Interest Payment: Interest shall be due on June 30th and December 31st of each year. First such payment shall start after the production is started.

(b) Principal Payment: Principal shall be paid in sixteen equal payments of $103,125 (One Hundred Three Thousand One hundred Twenty Five Dollars Only), payable on June 30th and December 31st of each Year. First Such Payment shall be due and payable on December 31st, 2007 or after the start of production.

3. Late Payment Charges. In the event that Maker is more than ten (10) business days late in the payment of any portion of principal and interest hereunder as and when the same is or becomes due, Maker shall pay a late payment charge in the amount of the lesser of Fifty Dollars ($50.00) or two percent (2%) of the amount of delinquency if such delinquency is not paid in full as and when each payment of principal and interest is due hereunder. Only one (1) late payment charge may be charged with respect to any specific monthly installment, and no such late payment charged may be collected on a partial payment resulting solely from the deduction of a late payment charge from a regularly scheduled monthly payment. In no event shall the late payment charge exceed the maximum rate allowable by law.

4. Collection Fee. In the event a default occurs in the timely payment of any portion of principal and interest hereon as and when the same is or becomes due and such payment is not made by Maker within thirty (30) calendar days after written demand is given to Maker, and thereafter the same is placed in the hands of an attorney or agent for collection, or suit is brought on the same, or proceedings are had in bankruptcy, receivership, reorganization or other judicial proceedings for establishment or collection of any amount called for hereunder, or

any amount payable or to be payable is collected through any such proceedings, Maker hereby agrees and promises to pay to Payee a reasonable amount for attorneys' and/or collection fees for the enforcement of the rights of Payee hereunder and under the Deed of Trust (as hereinafter defined).

5. Security. Maker has pledged certain collateral, as more particularly described in EXHIBIT-A attached herewith, as security for the obligations of Maker hereunder. Payee shall have the right, in his sole discretion, to determine the order in which Maker's rights in or remedies against all such collateral are to be exercised and which types of the collateral or which portions of the collateral are to be proceeded against and the order of application of proceeds of the collateral as against particular obligations of Maker.

(a) If Maker needs to secure additional loan for working capital, Capital for growth and expansion, and, has to secure additional loan from outside party, other then Payee, and if the other lender needs first security interest over the Pledged Assets, then Payee agrees to subordinate this Note to meet the terms and conditions of the new lender.

(b) Payee will have first right of refusal to loan the such amount to the Maker on the terms and conditions of the new Lender.

6. Default. The occurrence of any one or more of the following events shall constitute a default under this Note, whereupon Payee or any holder hereof may, at his, her or its option, exercise any or all rights, powers and remedies afforded under any loan, credit or Deed of Trust with Payee, all other instruments evidencing, securing or guaranteeing this Note and by law, including the right to declare the unpaid balance of principal and accrued interest on this Note at once mature, due and payable and to offset against the amounts then owing under this Note any and all monies, securities, notes and other properties of Maker in the possession, custody or control of, or otherwise pledged or owed to Payee or any other holder hereof.

(a) Any default by any Maker in any of the covenants, agreements, representations, warranties, terms or conditions set forth herein in ____________________ or in connection with any other loan now or at any time hereafter made by Payee to any Maker.

(b) The failure on the part of any Maker to pay when due the principal of or the interest on this Note.

(c) The filing by Maker in any court pursuant to any statute either of the United States or any state, of a petition in bankruptcy or insolvency, or for reorganization or for the appointment of a receiver or trustee of all or a portion of the properties of any Maker or an assignment by any Maker for the benefit of his creditors.

(d) The filing against Maker in any court pursuant to any chapter of any statute, either of the United States or any state, of a petition in bankruptcy, insolvency or for appointment of a receiver or trustee, of all or a portion of his properties, if within ninety (90) days after the commencement of any such proceedings, such petition shall not have been dismissed.

(e) The insolvency (as defined by the Uniform Commercial Code) or bankruptcy of Maker or the admission by Maker in writing of its inability to pay its debts generally as they become due.

(f) The failure of Maker to comply with any of the conditions of this Note or the Deed of Trust.

(g) Payee shall reasonably suspect with good cause the occurrence of one or more of the aforesaid events of default and Maker, upon the written request of Payee, shall fail to provide evidence reasonably satisfactory to Payee that such event or events of default have not in fact occurred.

(h) Payee shall reasonably and in good faith for any reason whatsoever deem itself insecure or deem the prospect for further performance of Maker or any guarantor under this Note, the ____________________ or any other documents executed in connection with the Loan doubtful or impaired.

7. Subordinated Note. It is agreed and accepted that Maker will need additional Principal and Working Capital for the business. If Payee can not accommodate future needs of the Maker, Maker can go to any other Funding Source to fund their requirements. This Promissory Note shall be subordinated to the New Note issued to other Funding Source, if other Funding Source requires this note to be subordinated.

8. No Waiver by Payee. No delay or omission on the part of Payee, or any other holder, in exercising any right hereunder or related to the obligations evidenced hereby shall operate as a waiver of such right or of any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

9. Waiver. Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or endorsement of this Note.

10. Paragraph Headings. Paragraph headings appearing in this Note are for convenience of reference only and shall not be used to interpret, expand or limit the meaning of any provision of this Note.

11. Successors and Assigns. This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

12. Severability. If any provision of this Note or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Note and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

13. Notices. Whenever Payee or Maker shall desire, or are required, to give or serve any notice, demand, request or other communication to the other, each such notice, demand, request or other communication shall be in writing and shall be effective only if the same is delivered by personal service or mailed by certified or registered mail, postage prepaid, return

receipt requested, addressed to the address set forth below. Any party may at any time change his, her or its address for such notices by delivering or mailing to the other parties hereto, as aforesaid, a notice of such change.

As to Payee: Lacroix International Holdings, Ltd.
Attn: Alex James, President
No.6, 3rd floor, Qwormar Building,
PO Box 875, Road Town,
Tortola, British Virgin Islands

As to Maker: Universal Bioenergy North America, Inc.
Attn: President
One Biodiesel Drive
Nettleton, MS 38858
Fax: 662 963 1333

With a Copy to:

Phelps Dunbar, LLP
Attn: Mike Bush
One Mississippi Plaza
201 S. Spring Street, Seventh Floor
Tupelo, Mississippi 38804

Notices shall only be effective when set forth in writing and actually received by at the addresses above.

IN WITNESS WHEREOF, this Promissory Note has been executed by the undersigned as of the day and year first hereinabove written.

UNIVERSAL BIOENERGY NORTH AMERICA, INC., a Nevada Corporation

By: ______________________
Title: President